**PRESS RELEASE**

Contact:
-------
Paul D. Rutkowski
Chief Financial Officer and Treasurer
(215) 938-8800


                                 POLONIA BANCORP
                         BEGINS TRADING ITS COMMON STOCK

         Huntingdon Valley, Pennsylvania - January 16, 2007 - Polonia Bancorp (the "Company"), the holding company for Polonia Bank (the "Bank"), announced that its common stock began trading today on the OTC Bulletin Board under the symbol "PBCP." The Company was established in connection with the Bank's reorganization from the mutual to mutual holding company form of organization. In connection with the reorganization, the Company sold $14,878,130, or 1,487,813 shares, of common stock at a price of $10.00 per share. In addition to the stock sold in the offering, the Company issued 1,818,437 shares of common stock to Polonia MHC, a federally-chartered mutual holding company.

         Subscribers may obtain their stock allocation information by calling the Company's conversion center at (888) 770-7900.